UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 20, 2009
SUNRISE SENIOR LIVING, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16499	54-1746596
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
7902 Westpark Drive
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)
(703) 273-7500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On July 20, 2009, the Board of Directors of Sunrise Senior Living, Inc. (the “Company”) appointed C. Marc Richards as the Company’s new Chief Accounting Officer, effective immediately. In such role, Mr. Richards will serve as the Company’s Principal Accounting Officer. Mr. Richards succeeds Julie A. Pangelinan as Chief Accounting Officer. As previously reported, Ms. Pangelinan became the Company’s Chief Financial Officer, effective as of May 29, 2009.
     From November 2007 to July 2009, Mr. Richards, age 38, was a Vice President of JE Robert Companies and functioned as the Controller for JER Investors Trust, a publicly traded real estate investment trust (“REIT”) that invests in real estate loans, commercial mortgage backed securities and other structured finance products. While serving in this capacity, Mr. Richards supervised the accounting and financial reporting functions, Sarbanes-Oxley Act compliance and REIT tax compliance of JER Investors Trust. From May 2006 to October 2007, Mr. Richards served as Vice President and Corporate Controller of Republic Property Trust, a publicly traded owner, operator and redeveloper of commercial office buildings in the Metropolitan D.C area, which was acquired by Liberty Property Trust in August 2007. In this role, Mr. Richards supervised the accounting and financial reporting functions of Republic Property Trust. From July 1999 to May 2006, Mr. Richards served in a variety of accounting positions with increasing responsibilities at The Mills Corporation (“Mills”), a publicly traded developer, owner and manager of a diversified portfolio of regional shopping malls and retail entertainment centers, which was acquired by Simon Property Group and Farallon Capital in May 2007. These positions included: Group Vice President of Corporate Accounting (until May 2006), Vice President of Corporate and Property G/L Accounting (2004-2006), Director of Corporate Accounting (2003-2004), Director of Property Accounting (2001-2003), and Property Controller (1999-2001).
     Mr. Richards’ initial annual base salary is $235,000 and his target annual bonus is 50% of his base salary and will be pro-rated. Subject to approval by the Compensation Committee of the Company’s Board of Directors, he will be eligible to receive an option grant under the Company’s 2008 Omnibus Incentive Plan (the “Plan”) for 50,000 shares of Company common stock. The option will vest at a rate of one-third on each of the first three anniversaries of the date of grant. The exercise price will equal fair market value on the date of grant, as determined in accordance with the Plan. In connection with his appointment as the Company’s new Chief Accounting Officer, the Company is entering into a separation pay agreement with Mr. Richards. Under this agreement, in the event his employment is terminated by the Company other than for cause and a change in control has not occurred, he will be entitled to receive severance of one years’ salary. If a change in control has occurred within the preceding 24-month period and his employment is terminated other than for cause or he terminates his employment for good reason, he will be entitled to receive severance of one years’ salary plus his target annual bonus for the year in which the termination occurs. In either case, his receipt of the severance payment will be subject to his execution of a general release of claims. In addition, the Company expects to enter into an indemnification agreement with Mr. Richards in the form filed as an exhibit to the Company’s 2005 Form 10-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC.
Date: July 24, 2009	By:	/s/ Mark Ordan
		Name:	Mark Ordan
		Title:	Chief Executive Officer

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